Exhibit 10.1

EXHIBIT B

Form of Commencement Agreement

COMMENCEMENT AGREEMENT

THIS COMMENCEMENT AGREEMENT (this “Agreement”), made and entered into as of this 15th day of May, 2017, is by and between GATEWAY REAL ESTATE PARTNERS, LLC, a Tennessee limited liability company, (“Landlord”), and FRANKLIN SYNERGY BANK, a Tennessee banking corporation (“Tenant”).

A. Tenant and Landlord entered into that certain Triple Net Office Lease Agreement dated March 30, 2016 (the “Lease”), for certain improved real property municipally known as 1605 Medical Center Parkway located in Murfreesboro, Rutherford County, Tennessee, consisting of approximately 18,523 rentable square feet, being more particularly described in the Lease; and

B. The parties desire to precisely establish the Commencement Date as set forth below.

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, and pursuant to Section 2 of the Lease, Tenant and Landlord hereby agree that the Lease is hereby modified as follows:

1. The term of the Lease by and between Landlord and Tenant actually commenced on June 2, 2017 (the “Commencement Date”).

2. Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD:		TENANT:

GATEWAY REAL ESTATE PARTNERS, LLC		FRANKLIN SYNERGY BANK

By:	/s/ Henry W. Brockman, Jr.	By:	/s/ Sarah Meyerrose
Title:	Managing Partner	Title:	EVP, Chief Financial Officer

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